EXHIBIT 99.1

BK Technologies Announces Second Quarter 2023 Results

WEST MELBOURNE, FL August 10, 2023 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the second quarter and six months ended June 30, 2023. The Company will host a conference call today, August 10, 2023 at 9:00 a.m. Eastern Time.

Second Quarter 2023 Financial and Operational Update

•	57% increase in second quarter revenue to $19.0 million driven by increased shipments and strong demand for the BKR 5000 radio and improved shipment volumes

•	Gross margin improved to 27%, continuing the sequential quarter over quarter margin improvement trend that began in the third quarter of 2022

•	Order backlog of $24.0 million at June 30, 2023

•	Launched the BKR 9000 Multiband Radio

o	Delivered first shipment of BKR 9000 radios to the U.S. Army in the continental United States

o	Field tests completed over 11 major P25 trunked systems, include several Statewide P25 systems

“During second quarter 2023, our strong order and shipment volumes continued the momentum built during the first quarter, resulting in substantial revenue growth and improved margin performance as compared to the second quarter of 2022.  An important development in the quarter was the receipt of final FCC approval and our first shipment of the BKR 9000 radios in early June,” stated John Suzuki, CEO of BK Technologies. “With its enhanced multiband capabilities, the BKR 9000 is a next generation portable communication product at a cost-effective price point that we are confident will heighten our exposure to new addressable markets and customers.

“Additionally, we continue to see strong interest and robust order activity around our BKR 5000, and we announced several large purchase orders during the quarter, including two orders from the USDA for a total of more than 5,100 BKR 5000 radios.  BK radios enjoy a solid reputation as durable and reliable portable communications solutions, and we remain focused on growing that recognition and expanding our customer base of federal, state and local public safety and first responder agencies”.

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“Our first half 2023 results speak to our enhanced ability to move our solid backlog from orders to deliveries, resulting in revenue growth and improved margins.  As we move through the balance of 2023, we’re focused on building upon our first half momentum and facilitating our product cost improvement programs.”

Second Quarter 2023 Financial Review

Revenue increased 57% to $19.0 million, compared with $12.1 million for the second quarter of last year driven by increased radio shipments and demand for the BKR 5000 radio.  Gross profit margin was 27% compared to 14% for the same quarter of last year, reflecting improved product costs related to raw material, components and freight costs.

Selling, General & Administrative expenses totaled $6.0 million, compared with $5.4 million for the second quarter of last year.

Operating loss totaled ($784,000) compared with operating loss of ($3.7 million) for the second quarter of last year.

BK Technologies recorded a net loss of ($1.3 million) or ($0.39) per basic and diluted share, compared with a net loss of ($4.3 million) or ($1.28) per basic and diluted share, for the second quarter of last year.

First Six Months 2023 Financial Review

Revenue increased 101% to $37.7 million, compared with $18.7 million for the first six months of last year. Gross profit margin was 27% compared to 17% for the first six months of last year, reflecting improved costs associated with material and freight during the first half of 2023.

Selling, General & Administrative expenses totaled $11.9 million, compared with $10.3 million for the first half of 2022.

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Operating loss totaled ($1.8 million) compared with operating loss of ($7.1 million) for the first six months of last year.

BK Technologies recorded a net loss of ($2.6 million) or ($0.77) per basic and diluted share, compared with a net loss of ($8.3 million) or ($2.45) per basic and diluted share for the first half of last year. In the first six months of 2023, the Company recognized a loss of ($489,000) on its investment in FG Financial Holdings, LLC, compared to a loss on that investment of ($1.1) million in the first six months of last year.

Working capital totaled approximately $12.4 million, of which approximately $11.9 million was comprised of cash, cash equivalents, and trade receivables. This compares with the working capital at year-end of 2022 of approximately $13.2 million, of which $12.5 million was comprised of cash, cash equivalents, and trade receivables.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, August 10, 2023, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 (for domestic participants) or (973) 528-0011 (for international participants). All callers must use the access code: 206419. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/48705

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until August 17, 2023, by dialing (877) 481-4010 (domestic) or (919) 882-2331(international). All callers must use passcode 48705 to access the replay.

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About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies’ SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters and primary manufacturing facility in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line and SaaS business segment; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our new multiband product and other related products in the BKR Series product line and the Company’s SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended (Unaudited)		Six Months Ended (Unaudited)

	6/30/23	6/30/22	6/30/23	6/30/22
Sales, net	$18,996	$12,111	$37,717	$18,696

Expenses:
Cost of products	13,792	10,386	27,619	15,499
Selling, general and administrative	5,988	5,405	11,869	10,321
Total operating expenses	19,780	15,791	39,488	25,820

Operating loss	(784)	(3,680)	(1,771)	(7,124)

Other (expense) income:
Net interest expense	(155)	(24)	(298)	(39)
Loss on investments	(376)	(602)	(489)	(1,098)
Other expense	(25)	(28)	(52)	(9)

Loss before income taxes	(1,340)	(4,334)	(2,610)	(8,270)

Provision for income tax	-	-	-	-

Net loss	$(1,340)	$(4,334)	$(2,610)	$(8,270)

Net loss per share - basic and diluted:	$(0.39)	$(1.28)	$(0.77)	$(2.45)

Weighted average shares outstanding - basic and diluted	3,402,280	3,373,656	3,400,624	3,371,717

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,688	$1,918
Trade accounts receivable, net	9,189	10,616
Inventories, net	22,911	22,105
Prepaid expenses and other current assets	1,382	1,578
Total current assets	36,170	36,217

Property, plant and equipment, net	5,025	4,884
Right-of-use (ROU) assets	1,777	1,991
Investments	992	1,481
Deferred tax assets, net	4,116	4,116
Other assets	379	143

Total assets	$48,459	$48,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,549	$12,898
Accrued compensation and related taxes	1,572	1,143
Accrued warranty expense	730	591
Accrued other expenses and other current liabilities	786	700
Short-term lease liabilities	503	485
Credit facility	6,516	5,854
Note payable-current portion	93	277
Deferred revenue	1,055	1,022
Total current liabilities	23,804	22,970

Notes payable, net of current portion	24	329
Long-term lease liabilities	1,529	1,785
Deferred revenue	5,276	3,613
Total liabilities	30,633	28,697

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,694,298 and 3,686,939 issued, and 3,404,218 and 3,396,859 outstanding shares at June 30, 2023 and December 31, 2022, respectively	2,217	2,212
Additional paid-in capital	45,600	45,304
Accumulated deficit	(24,589)	(21,979)
Treasury Stock, at cost, 290,080 shares at June 30, 2023 and
December 31, 2022, respectively	(5,402)	(5,402)

Total stockholders’ equity	17,826	20,135

Total liabilities and stockholders’ equity	$48,459	$48,832

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